UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

December 15, 2016

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 15, 2016, Vivint Group, Inc. (“Vivint Group”), an indirect subsidiary of APX Group Holdings, Inc. (the “Company” or “Vivint”) issued 1,275,000 stock appreciation rights (“SARs”) to Scott Hardy, the Company’s Senior Vice President, Inside Sales, who will assume the role of Chief Operating Officer effective December 15, 2016, pursuant to the Vivint Group, Inc. Amended & Restated 2013 Omnibus Incentive Plan (the “Vivint Plan”) in consideration of his services to the Company. The SARs will increase or decrease in value in direct proportion to the fair market value of Vivint Group’s common stock and will be settled on vesting in cash, shares of common stock of Vivint Group, shares or units of capital stock of 313 Acquisition LLC (“Parent”), an indirect parent of the Company, shares of one of Parent’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock, or a combination thereof at Vivint Group’s option. For additional information about the Vivint Group SARs, see the information disclosed in Item 5.02 below. The issuance of these SARs was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Board of Directors (the “Board”) of the Company appointed Scott Hardy to serve as the Company’s Chief Operating Officer effective December 15, 2016. Mr. Hardy will succeed David Bywater, who notified the Company on December 15, 2016 of his intent to resign as the Company’s Chief Operating Officer. As previously disclosed, Mr. Bywater had taken a leave of absence from the Company to serve as interim Chief Executive Officer of Vivint Solar, Inc. (“Vivint Solar”), a role he will continue in on a permanent basis.

Appointment of Chief Operating Officer

Mr. Hardy, 39, has served as the Company’s Senior Vice President, Inside Sales since 2014. He joined Vivint as Vice President, Business Analytics in 2013. Prior to joining the Company, Mr. Hardy served as Principal at the Cicero Group, LP, a consulting and market research firm, from 2011 to 2013, where he led the firm’s strategy consulting practice. Mr. Hardy also served in senior consulting roles at McKinsey and Company from 2006 to 2009 and Monitor Group from 2000 to 2002, where he focused on growth strategy and sales and marketing projects. From 2009 to 2011, Mr. Hardy held senior roles at Cisco, an information technology company, including Director of Cisco’s Telepresence Cloud business unit and Director of Product Management, and starting in 2009 until their acquisition by Cisco in the same year, he led strategy and business development for TANDBERG, a provider of video conferencing systems. Mr. Hardy is a graduate of Brigham Young University in economics and earned his MBA from Harvard Business School.

There are no arrangements or understandings between Mr. Hardy and any other persons pursuant to which he was elected to serve as an executive officer and there are no family relationships between Mr. Hardy and any director or executive officer of the Company. Mr. Hardy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Chief Operating Officer

Employment Agreement

In connection with his appointment as our Chief Operating Officer, the Company entered into an employment agreement with Mr. Hardy (the “Employment Agreement”), dated as of December 15, 2016. The Employment Agreement provides that Mr. Hardy will serve as the Company’s Chief Operating Officer for a term ending on the third anniversary of such date, which term extends automatically for additional one-year periods unless either party elects not to extend the term. Under the Employment Agreement, Mr. Hardy is eligible to receive a minimum base salary of $500,000, subject to periodic increases as may be approved by the Compensation Committee of the Board (the “Compensation Committee”), and an annual cash incentive bonus based on the achievement of specified performance goals and objectives over an annual performance period in a target amount equal to 50% of his base salary.

Pursuant to the Employment Agreement, if Mr. Hardy’s employment terminates for any reason, he is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses he properly incurred; and (3) such employee benefits, if any, as to which he may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If Mr. Hardy’s employment is terminated by us without “cause” (as defined below) and other than by reason of death or while he is disabled, he is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the Employment Agreement:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Hardy was employed (the “pro rata bonus”);

•	a lump-sum cash payment equal to 150% of Mr. Hardy’s then-current base salary plus 150% of the actual bonus he received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his Employment Agreement, the target bonus for the immediately preceding fiscal year); and

•	a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Hardy and his dependents, at the levels at which he received benefits on the date of termination, for 18 months (the “COBRA payment”).

Under the Employment Agreement, “cause” means Mr. Hardy’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of his employment duties that is materially injurious to the Company; act(s) on his part constituting either a felony or a misdemeanor involving moral turpitude; his willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or his material breach of the restrictive covenants set forth in the Employment Agreement. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Hardy’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, any earned but unpaid portion of his annual bonus and death or disability benefits under any applicable plans.

Mr. Hardy is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

The Employment Agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition, non-disparagement and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Equity Grants

On December 15, 2016, in connection with his appointment as Chief Operating Officer, Mr. Hardy was granted long-term equity incentive awards in the form of Class B Units in Parent (“Class B Units”) under the Amended and Restated 313 Acquisition LLC Unit Plan (the “Parent Plan”) and SARs under the Vivint Plan.

Class B Units

Parent granted 225,000 Class B Units to Mr. Hardy. Class B Units are profits interests having economic characteristics similar to stock appreciation rights and represent the right to share in any increase in the equity value of Parent. Therefore, Class B Units only have value to the extent there is an appreciation in the value of the Company’s business from and after the applicable date of grant.

Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted) and a 3.0x exit-vesting portion (one-third of the Class B Units granted). The vesting terms of Mr. Hardy’s Class B Units are set forth below.

•	Time-vesting Class B Units: Time-vesting Class B Units will vest in equal annual installments on each of the first five anniversaries of December 1, 2016, subject to Mr. Hardy’s continued employment through such date. Notwithstanding the foregoing, the time-vesting Class B Units will become fully vested on an accelerated basis upon a change of control (as defined in the Management Subscription Agreement relating to the Class B Units, (the “Management Subscription Agreement”)) that occurs while Mr. Hardy is employed by the Company.

•	2.0x exit-vesting Class B Units: 2.0x exit-vesting Class B Units will vest when and if The Blackstone Group L.P. (“Blackstone”) and its affiliates receive cash proceeds in respect of Blackstone’s Class A Units of Parent (“Class A Units”) in an amount necessary to ensure both (x) a return equal to 2.0 times Blackstone’s cumulative invested capital in respect of its Class A Units, and (y) an annual internal rate of return of at least 20% in respect of its Class A Units, subject to Mr. Hardy’s continued employment by the Company through such date.

•	3.0x exit-vesting Class B Units: 3.0x exit-vesting Class B Units will vest when and if Blackstone and its affiliates receive cash proceeds in respect of Blackstone’s Class A Units in an amount necessary to ensure both (x) a return equal to 3.0 times Blackstone’s cumulative invested capital in respect of its Class A Units, and (y) an annual internal rate of return of at least 25% in respect of its Class A Units, while Mr. Hardy is employed by the Company, subject to Mr. Hardy’s continued employment by the Company through such date.

Unvested Class B Units are not entitled to distributions from the Company. In general, if Mr. Hardy ceases to be employed by the Company, all of his unvested Class B Units will be forfeited, and his vested Class B Units will be subject to repurchase by Parent. However, if Mr. Hardy’s employment is terminated by us without “cause” (as defined in the Employment Agreement) and not as a result of disability, his 2.0x and 3.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following any such termination if the applicable vesting criteria are satisfied during the six-month period. If his 2.0x and 3.0x exit-vesting Class B Units do not become vested following the end of the six-month period, they will be forfeited without consideration. Parent may also repurchase Mr. Hardy’s vested and unvested Class B Units upon specified breaches of the restrictive covenants set forth in the Management Subscription Agreement.

For additional information about the Class B Units, see the information under the headings “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Equity Awards” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” included in Part III, Item 11. Executive Compensation in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which information is incorporated by reference herein.

Also in connection with his promotion to Chief Operating Officer, we entered into a letter agreement with Mr. Hardy modifying the terms of his outstanding Class B Units so that if his employment is terminated by us without “cause” (as defined in the Employment Agreement) and other than while he is disabled, his 2.0x and 3.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following any such termination, and shall become vested if the applicable performance criteria are satisfied during such period. If the exit-vesting units do not become vested following the end of the six-month period, they will be forfeited without consideration. Prior to the modification, his 2.0x and 3.0x exit-vesting Class B Units would have been forfeited without consideration upon any termination of employment.

SARs

The Company’s indirect subsidiary, Vivint Group, has awarded SARs to various levels of key employees in order to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint Group.

Mr. Hardy was granted 1,275,000 SARs with respect to shares of common stock of Vivint Group. The SARs are divided into a time-vesting portion (one-third of the SARs granted), a 2.0x exit-vesting portion (one-third of the SARs granted) and a 3.0x exit-vesting portion (one-third of the SARs granted). The vesting terms of such SARs are substantially the same as the vesting terms of the Class B Units. Upon exercise of a vested SAR, such vested SAR may be settled in cash, in shares of Vivint Group or alternative equity, which may consist of shares or units of capital stock of Parent, shares of one of Parent’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock, or a combination thereof, at Vivint Group’s option.

In general, if Mr. Hardy ceases to be employed by the Company, all of his unvested SARs will be canceled, his vested SARs will remain exercisable and any of shares of common stock of Vivint Group or alternative equity that Mr. Hardy received upon exercise of his SARs award will be subject to repurchase by the issuer of such stock or alternative equity at a price generally equal to the fair market value of such shares. However, if Mr. Hardy’s employment is terminated by us without “cause” (as defined in the Employment Agreement) and not as a result of disability, his unvested 2.0x and 3.0x exit-vesting SARs will remain outstanding and eligible to vest for a six-month period following any such termination if the applicable vesting criteria are satisfied during the six-month period. If his 2.0x and 3.0x exit-vesting SARs do not become vested following the end of the six-month period, they will be canceled without consideration. The issuer may also cancel vested SARs and repurchase Mr. Hardy’s shares of Vivint Group common stock and alternative equity upon specified breaches of the restrictive covenants set forth in the award agreement.

Resignation of Mr. Bywater

In connection with Mr. Bywater’s resignation as the Company’s Chief Operating Officer, Parent, the Company and APX Group, Inc. entered into an agreement of resignation with Mr. Bywater (the “Resignation Agreement”). Pursuant to the Resignation Agreement and in accordance with the terms of the leave of absence agreement previously entered into between APX Group, Inc., Parent and Mr. Bywater, dated as of May 2, 2016, Mr. Bywater will receive a prorated bonus in respect of the 2016 fiscal year in an amount equal to $83,333.33.

Under the Resignation Agreement, in connection with his resignation from his employment with the Company, Mr. Bywater will forfeit 225,000 time-vesting Class B Units. In addition, his remaining Class B Units will be modified as follows:

•	After Mr. Bywater’s date of resignation, 63,334 time-vesting Class B Units shall become vested.

•	Mr. Bywater’s 2.0x and 3.0x exit-vesting Class B Units shall remain outstanding and eligible to vest on the date that Blackstone receives cash proceeds sufficient to satisfy the relevant hurdles set forth in the applicable subscription agreement granting him Class B Units, provided that Mr. Bywater is providing services to Vivint Solar on such date or has ceased to provide services to Vivint Solar due to a specified qualifying termination of employment.

•	If Blackstone ceases to have an equity interest in Parent, or, if earlier, Mr. Bywater ceases to be an employee of Vivint Solar other than as a result of a specified qualifying termination, all of his unvested 2.0x and 3.0x exit-vesting Class B Units shall be forfeited without consideration.

For the purposes of Mr. Bywater’s Class B Units, a specified qualifying termination consists of a termination by Vivint Solar of Mr. Bywater’s employment with Vivint Solar without “cause”, and not due to his death or “disability” (each as defined for the purposes of the 2014 Equity Incentive Plan of Vivint Solar). The modifications to Mr. Bywater’s Class B Units are subject to a release of claims by Mr. Bywater.

Payments and benefits provided under the Resignation Agreement remain subject to Mr. Bywater’s continued compliance with the restrictive covenants set forth in Mr. Bywater’s employment agreement and in the applicable subscription agreement, as previously disclosed, including provisions regarding non-disclosure of confidential information, non-competition, non-disparagement and non-solicitation of customers and employees.

Item 7.01	Regulation FD Disclosure.

On December 19, 2016, the Company issued a press release announcing the appointment of Mr. Hardy as the Company’s Chief Operating Officer. The press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Shawn J. Lindquist
Name: Shawn J. Lindquist
Title: Chief Legal Officer

Date: December 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 19, 2016.